SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  July 24, 1995


             THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY
         (Exact name of registrant as specified in its charter)


   Connecticut                1-6654                   06-0542646
(State or other             (Commission             (I.R.S. Employer
jurisdiction of              File Number)            Identification No.)
incorporation)


227 Church Street, New Haven, Connecticut              06510
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (203)  771-5200


                             Not Applicable
        (Former name or former address, if changed since last report)












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Item 5. Other events.

    Southern New England Telecommunications Corporation ("SNET"), parent of the registrant, announced yesterday that second quarter net income for 1995 declined 11 percent to $40 million or $0.62 per share, compared with $45 million or $0.71 per share for the same period last year. Second quarter 1995 net income includes the impact of three events: a ($6) million after-tax or ($0.10) per share charge resulting from a court ruling on SNET labor practices and other litigation matters; a ($4) million after-tax or ($0.06) per share charge for state tax adjustments; and a $2 million after tax or $0.04 per share gain on the sale of real estate. Excluding these three events, second quarter net income would have been up 5 percent to $48 million or $0.74 per share.

    Consolidated revenues and sales were up 6 percent to $453 million for the quarter. Revenues for the registrant were essentially flat, at $374 million.

    The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20. News release issued July 24, 1995.






































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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          THE SOUTHERN NEW ENGLAND
                                          TELEPHONE COMPANY



Dated: July 25, 1995                   By:     /s/Madelyn M. DeMatteo
                                                   Madelyn M. Dematteo
                                                      Secretary






































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                THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY

                                 FORM 8-K

                              EXHIBIT INDEX




    Exhibit
     Number

      20    News release issued July 24, 1995.